FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD-QUARTER 2021 FINANCIAL RESULTS

                                                          FROM CONTINUING OPERATIONS

•         Total net sales of $3.2 billion up 11.9% versus prior year

•         GAAP diluted EPS from continuing operations of $1.15 versus prior-year GAAP diluted EPS from continuing operations of $0.99

•         Non-GAAP diluted EPS from continuing operations of $1.10 versus prior-year non-GAAP diluted EPS from continuing operations of $1.03

•         Increases 2021 guidance for non-GAAP diluted EPS from continuing operations to a range of $4.27 to $4.35

•         Introduces preliminary guidance for 2022 non-GAAP diluted EPS from continuing operations reflecting mid to high single-digit growth over 2021 guidance for non-GAAP diluted EPS from continuing operations

MELVILLE, N.Y., November 2, 2021 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported record third-quarter financial results from continuing operations. Results from continuing operations exclude contributions from Henry Schein’s former Animal Health business, which was spun off in February 2019 to form a new publicly traded company, Covetrus (Nasdaq: CVET).

Total net sales for the quarter ended September 25, 2021, were $3.2 billion, up 11.9% compared with the third quarter of 2020. The 11.9% increase included 7.2% internal growth in local currencies, 3.9% growth from acquisitions and 0.8% growth related to foreign currency exchange. (See Exhibit A for details of sales growth.)

GAAP net income attributable to Henry Schein, Inc. from continuing operations for the third quarter of 2021 was $162.3 million, or $1.15 per diluted share, compared with prior-year GAAP net income attributable to Henry Schein, Inc. from continuing operations of $141.7 million, or $0.99 per diluted share. Non-GAAP net income from continuing operations for the third quarter of 2021 was $154.8 million, or $1.10 per diluted share, compared with prior-year non-GAAP net income from continuing operations of $147.0 million, or $1.03 per diluted share. Exhibit B provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

“Today we reported record third-quarter financial results, driven by a keen focus on execution by Team Schein and steady patient traffic, resulting in excellent momentum across the entire company. We believe that patient traffic was

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generally similar to the previous quarter for our dental customers and is improving for our medical customers. Compared with the year-ago quarter, Henry Schein’s worldwide internal sales in local currencies increased a robust 7.2%, or 6.3% excluding sales of personal protective equipment (PPE) and COVID-19 related products,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “Our third quarter financial results are solid with growth in diluted EPS from continuing operations of 16.2% on a GAAP basis and 6.8% on a non-GAAP basis.”

 Global Dental sales for the third quarter of 2021 of $1.8 billion increased 10.5% versus the prior-year period. In local currencies, internally generated sales increased 5.2% with 3.9% growth from acquisitions and 1.4% growth related to foreign currency exchange. The 5.2% internal growth in local currencies included growth of 4.7% in North America and 5.9% internationally.

Global Dental consumable merchandise internal sales growth was 2.9% in local currencies. Excluding sales of PPE and COVID-19 related products, internal sales growth in local currencies was 4.8%. In North America, dental consumable merchandise internal sales in local currencies increased 3.9%, and 5.7% when excluding sales of PPE and COVID-19 related products, and dental equipment internal sales in local currencies increased 7.8%. Internationally, dental consumable merchandise internal sales in local currencies increased 1.3%, and 3.5% when excluding sales of PPE and COVID-19 related products, and dental equipment internal sales in local currencies increased 23.9%.

“North America dental consumable merchandise internal sales growth in local currencies with and without PPE and COVID-19 related products was solid in the third quarter. Consumable merchandise sales continued to improve, which we believe were bolstered by a steady flow of patient traffic,” said Mr. Bergman. “North America dental equipment sales growth reflected strong sales of high-technology equipment and modest growth of traditional equipment sales which remain impacted by equipment manufacturing and office construction delays. Overall gains in consumable merchandise and equipment sales in North America and International markets reflect the continuing recovery of underlying markets.”

Global Medical sales for the third quarter of 2021 of $1.2 billion increased 15.5% versus the comparable period last year, consisting of 13.1% internal growth in local currencies and 2.4% growth from acquisitions. There was no impact related to foreign currency exchange. Excluding sales of PPE and COVID-19 related products, internal sales in local currencies increased 8.3%.

“Global Medical internal sales growth in local currencies for the third quarter was once again very strong, with and without sales of PPE and COVID-19 related products. Trends in the physician office, ambulatory surgery center and alternate care markets all were positive, and we have increased the number of accounts we serve and further penetrated existing accounts,” said Mr. Bergman.

Global Technology and Value-Added Services sales of $168.6 million increased 21.9% versus the prior-year quarter and included 6.3% internal sales growth in local currencies, 14.7% growth from acquisitions and 0.9% growth related to foreign currency exchange.

“Global Technology and Value-Added Services sales growth was driven by the acquisitions we made over the past year in software analytics and by expanding our range of dental practice solutions.  We also saw solid sales growth in Dentrix technical support, our Dentrix Ascend cloud solution and our Software of Excellence business in the UK,” added Mr. Bergman.

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Stock Repurchase Plan

During the third quarter of 2021, the Company repurchased approximately 650,000 shares of its common stock at an average price of $76.77 per share, for a total of approximately $50 million. The impact of the repurchase of shares on third-quarter diluted EPS was immaterial. At the end of the third quarter, Henry Schein had approximately $350 million authorized and available for future stock repurchases.

Year-to-Date Financial Results

Net sales from continuing operations for the first nine months of 2021 were $9.1 billion, an increase of 30.4% compared with the first nine months of 2020. The 30.4% increase included 24.0% internal growth in local currencies, 4.1% growth from acquisitions and 2.3% growth related to foreign currency exchange.

GAAP net income attributable to Henry Schein, Inc. from continuing operations for the first nine months of 2021 was $484.0 million, or $3.40 per diluted share, compared with GAAP net income attributable to Henry Schein, Inc. from continuing operations of $260.9 million, or $1.82 per diluted share, for the first nine months of 2020. Non-GAAP net income from continuing operations for the first nine months of 2021 was $489.9 million, or $3.45 per diluted share, compared with non-GAAP net income from continuing operations of $281.7 million, or $1.97 per diluted share, for the first nine months of 2020. Non-GAAP results for the first nine months of 2021 and 2020 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

2021 Financial Guidance

Henry Schein today increases guidance for 2021 non-GAAP diluted EPS from continuing operations. At this time, the Company is not providing guidance for 2021 GAAP diluted EPS from continuing operations as it is unable to provide without unreasonable effort an estimate of costs related to an ongoing restructuring initiative, including the corresponding tax effect. Financial guidance is as follows:

•         2021 non-GAAP diluted EPS from continuing operations is expected to be $4.27 to $4.35, reflecting growth of 44% to 46% compared with 2020 non-GAAP diluted EPS from continuing operations of $2.97. This compares with previous guidance for 2021 non-GAAP diluted EPS from continuing operations to be at or above $3.85.

•         Guidance for 2021 non-GAAP diluted EPS is for current continuing operations as well as completed or previously announced acquisitions and does not include the impact of future share repurchases, potential future acquisitions, if any, or restructuring expenses. Guidance also assumes that foreign currency exchange rates are generally consistent with current levels, that end markets remain stable and are consistent with current market conditions, and that there are no material adverse market changes associated with COVID-19.

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2022 Financial Guidance

Henry Schein today introduces preliminary guidance for 2022 non-GAAP diluted EPS from continuing operations. At this time, the Company is not providing guidance for 2022 GAAP diluted EPS from continuing operations as it is unable to provide without unreasonable effort an estimate of restructuring costs for 2021, including the corresponding tax effect, which serves as the basis for 2022 GAAP diluted EPS guidance.  Financial guidance is as follows:

•         Growth in 2022 non-GAAP diluted EPS from continuing operations in the mid to high single digits over 2021 non-GAAP diluted EPS from continuing operations.

•         Preliminary guidance for 2022 non-GAAP diluted EPS growth is for current continuing operations as well as completed or previously announced acquisitions and does not include the impact of future share repurchases, potential future acquisitions, if any, or restructuring expenses. Preliminary guidance also assumes that foreign currency exchange rates are generally consistent with current levels, that end markets remain stable and are consistent with current market conditions, and that there are no material adverse market changes associated with COVID-19.

Adjustments to Projected 2021 and 2022 Non-GAAP Diluted EPS

The Company has provided guidance for 2021 and preliminary guidance for 2022 diluted EPS from continuing operations on a non-GAAP basis, as noted above. A reconciliation to the Company’s projected 2021 diluted EPS from continuing operations prepared on a GAAP basis is not provided because the Company is unable to provide without unreasonable effort an estimate of costs related to an ongoing restructuring initiative to mitigate stranded costs and drive additional operating efficiencies, including the corresponding tax effect that will be included in the Company’s 2021 diluted EPS from continuing operations prepared on a GAAP basis. A reconciliation to the Company’s projected 2022 diluted EPS from continuing operations prepared on a GAAP basis is not provided because the Company is unable to provide without unreasonable effort an estimate of restructuring costs for 2021, including the corresponding tax effect, which serves as a basis of 2022 GAAP diluted EPS guidance. The inability to provide these reconciliations is due to the uncertainty and inherent difficulty of predicting the occurrence, magnitude, financial impact and timing of related costs. Management does not believe these items are representative of the Company’s underlying business performance. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Third-Quarter 2021 Conference Call Webcast

The Company will hold a conference call to discuss third-quarter 2021 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website by visiting www.henryschein.com/IRwebcasts. In addition, a replay will be available beginning shortly after the call has ended for a period of one week.

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About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 21,000 Team Schein Members worldwide, the Company's network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that help improve operational success and clinical outcomes. Our Business, Clinical, Technology and Supply Chain solutions help office-based dental  and medical  practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® index, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 32 countries and territories. The Company's sales reached $10.1 billion in 2020, and have grown at a compound annual rate of approximately 12 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein,  and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements include EPS guidance and are generally identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “to be,” “to make” or other comparable terms.  A fuller discussion of our operations, financial condition and status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations. Forward looking statements include the overall impact of the Novel Coronavirus Disease 2019 (COVID-19) on the Company, its results of operations, liquidity, and financial condition (including any estimates of the impact on these items), the rate and consistency with which dental and other practices resume or maintain normal operations in the United States and internationally, expectations regarding PPE and COVID-19 related product sales and inventory levels, whether additional resurgences or variants of the virus will adversely impact the resumption of normal operations, whether vaccine mandates will adversely impact the Company (by disrupting our workforce and/or business), whether supply chain disruptions will adversely impact our business, the impact of restructuring programs as well as of any future acquisitions, and more generally current expectations regarding performance in current and future periods.  Forward looking statements also include the (i) ability of the Company to make additional testing available, the nature of those tests and the number of tests intended to be made available and the timing for availability, the nature of the target market, as well as the efficacy or relative efficacy of the test results given that the test efficacy has not been, or will not have been, independently verified under normal FDA procedures and (ii) potential for the Company to distribute the COVID-19 vaccines and ancillary supplies.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: risks associated with COVID-19 and any variants thereof, as well as other disease outbreaks, epidemics, pandemics, or similar wide spread public health concerns and other natural disasters or acts of terrorism; our

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dependence on third parties for the manufacture and supply of our products; our ability to develop or acquire and maintain and protect new products (particularly technology products) and technologies that achieve market acceptance with acceptable margins; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; certain provisions in our governing documents that may discourage third-party acquisitions of us; effects of a highly competitive (including, without limitation, competition from third-party online commerce sites) and consolidating market; the potential repeal or judicial prohibition on implementation of the Affordable Care Act; changes in the health care industry; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic and political conditions, including international trade agreements and potential trade barriers; failure to comply with existing and future regulatory requirements; risks associated with the EU Medical Device Regulation; failure to comply with laws and regulations relating to health care fraud or other laws and regulations; failure to comply with laws and regulations relating to the confidentiality of sensitive personal information or standards in electronic health records or transmissions; changes in tax legislation; litigation risks; new or unanticipated litigation developments and the status of litigation matters; cyberattacks or other privacy or data security breaches; risks associated with our global operations; our dependence on our senior management, as well as employee hiring and retention; and disruptions in financial markets. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income. Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:   Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Graham Stanley

Vice President, Investor Relations and Strategic Financial Project Officer

graham.stanley@henryschein.com

(631) 843-5963

Media

Ann Marie Gothard

Vice President, Global Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2021	2020	2021	2020

Net sales	$3,178,315	$2,840,146	$9,070,499	$6,953,416
Cost of sales	2,266,170	2,085,878	6,377,752	4,998,868
Gross profit	912,145	754,268	2,692,747	1,954,548
Operating expenses:
Selling, general and administrative	701,499	559,605	2,038,292	1,572,732
Restructuring costs (credits)	(175)	6,992	3,360	27,713
Operating income	210,821	187,671	651,095	354,103
Other income (expense):
Interest income	1,409	2,294	4,749	7,481
Interest expense	(6,550)	(11,111)	(19,411)	(29,409)
Other, net	403	(1,699)	1,066	(2,210)
Income from continuing operations before taxes,
equity in earnings of affiliates and noncontrolling interests	206,083	177,155	637,499	329,965
Income taxes	(49,276)	(29,005)	(153,988)	(65,965)
Equity in earnings of affiliates	5,349	3,663	17,550	7,808
Gain on sale of equity investment	7,318	-	7,318	-
Net income from continuing operations	169,474	151,813	508,379	271,808
Income (loss) from discontinued operations, net of tax	-	(29)	-	274
Net income	169,474	151,784	508,379	272,082
Less: Net income attributable to noncontrolling interests	(7,188)	(10,087)	(24,380)	(10,921)
Net income attributable to Henry Schein, Inc.	$162,286	$141,697	$483,999	$261,161
Amounts attributable to Henry Schein Inc.:
Continuing operations	$162,286	$141,726	$483,999	$260,887
Discontinued operations	-	(29)	-	274
Net income attributable to Henry Schein, Inc.	$162,286	$141,697	$483,999	$261,161

Earnings per share from continuing operations attributable to Henry Schein, Inc.:

Basic	$1.16	$1.00	$3.44	$1.83
Diluted	$1.15	$0.99	$3.40	$1.82

Earnings per share from discontinued operations attributable to Henry Schein, Inc.:

Basic	$-	$-	$-	$-
Diluted	$-	$-	$-	$-

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.16	$1.00	$3.44	$1.83
Diluted	$1.15	$0.99	$3.40	$1.82

Weighted-average common shares outstanding:
Basic	139,377	142,362	140,661	142,553
Diluted	141,079	143,091	142,179	143,308

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 25,	December 26,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119,133	$421,185
Accounts receivable, net of reserves of $73,095 and $88,030	1,551,946	1,424,787
Inventories, net	1,784,050	1,512,499
Prepaid expenses and other	457,232	432,944
Total current assets	3,912,361	3,791,415
Property and equipment, net	355,675	342,004
Operating lease right-of-use assets	329,886	288,847
Goodwill	2,779,234	2,504,392
Other intangibles, net	645,832	479,429
Investments and other	397,764	366,445
Total assets	$8,420,752	$7,772,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,057,127	$1,005,655
Bank credit lines	59,394	73,366
Current maturities of long-term debt	9,638	109,836
Operating lease liabilities	77,383	64,716
Accrued expenses:
Payroll and related	345,438	295,329
Taxes	157,446	138,671
Other	594,979	595,529
Total current liabilities	2,301,405	2,283,102
Long-term debt	705,540	515,773
Deferred income taxes	37,248	30,065
Operating lease liabilities	270,152	238,727
Other liabilities	388,211	392,781
Total liabilities	3,702,556	3,460,448

Redeemable noncontrolling interests	612,582	327,699
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $0.01 par value, 480,000,000 shares authorized,
139,129,543 outstanding on September 25, 2021 and
142,462,571 outstanding on December 26, 2020	1,391	1,425
Additional paid-in capital	-	-
Retained earnings	3,594,238	3,454,831
Accumulated other comprehensive loss	(137,640)	(108,084)
Total Henry Schein, Inc. stockholders' equity	3,457,989	3,348,172
Noncontrolling interests	647,625	636,213
Total stockholders' equity	4,105,614	3,984,385
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$8,420,752	$7,772,532

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2021	2020	2021	2020

Cash flows from operating activities:
Net income	$169,474	$151,784	$508,379	$272,082
Income (loss) from discontinued operations	-	(29)	-	274
Income from continuing operations	169,474	151,813	508,379	271,808
Adjustments to reconcile net income to net cash provided by
Depreciation and amortization	51,555	44,569	150,833	138,515
Impairment charge on intangible assets	-	-	-	2,149
Gain on sale of equity investment	(9,757)	-	(9,757)	-
Stock-based compensation expense (credit)	27,546	5,710	57,700	(6,648)
Provision for (benefit from) losses on trade and other accounts receivable	(4,723)	5,832	(8,795)	34,590
Benefit from deferred income taxes	(6,430)	(15,322)	(725)	(48,193)
Equity in earnings of affiliates	(5,349)	(3,663)	(17,550)	(7,808)
Distributions from equity affiliates	4,288	5,833	15,035	10,053
Changes in unrecognized tax benefits	(193)	(19,745)	(6,479)	(18,365)
Other	(3,477)	4,567	(48)	4,794
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(184,720)	(299,530)	(83,101)	(199,858)
Inventories	(84,163)	(39,530)	(207,921)	(25,830)
Other current assets	44,328	136,870	(41,651)	(51,746)
Accounts payable and accrued expenses	212,836	283,853	77,021	144,953
Net cash provided by operating activities from continuing operations	211,215	261,257	432,941	248,414
Net cash provided by operating activities from discontinued operations	-	75	-	648
Net cash provided by operating activities	211,215	261,332	432,941	249,062
Cash flows from investing activities:
Purchases of fixed assets	(16,894)	(7,211)	(48,706)	(37,799)
Payments related to equity investments and business acquisitions,
net of cash acquired	(119,713)	(14,483)	(415,365)	(52,208)
Proceeds from sale of equity investments	9,757	-	9,757	12,000
Proceeds from (payments for) loan to affiliate	(3,959)	278	(5,980)	(1,451)
Other	(7,073)	(2,899)	(18,707)	(14,498)
Net cash used in investing activities from continuing operations	(137,882)	(24,315)	(479,001)	(93,956)
Net cash used in investing activities from discontinued operations	-	-	-	-
Net cash used in investing activities	(137,882)	(24,315)	(479,001)	(93,956)
Cash flows from financing activities:
Net change in bank borrowings	(7,747)	4,437	(13,128)	484,139
Proceeds from issuance of long-term debt	-	-	200,000	501,421
Principal payments for long-term debt	(1,509)	(877)	(121,835)	(610,457)
Debt issuance costs	(1,814)	(28)	(2,013)	(3,683)
Debt extinguishment costs	-	(401)	-	(401)
Payments for repurchases and retirement of common stock	(50,000)	-	(251,211)	(73,789)
Payments for taxes related to shares withheld for employee taxes	(13)	(294)	(7,372)	(14,007)
Distributions to noncontrolling shareholders	(4,833)	(529)	(8,622)	(3,995)
Acquisitions of noncontrolling interests in subsidiaries	(49,162)	-	(50,292)	(14,934)
Proceeds from Henry Schein Animal Health Business	-	75	-	139
Net cash provided by (used in) financing activities from continuing operations	(115,078)	2,383	(254,473)	264,433
Net cash used in financing activities from discontinued operations	-	(75)	-	(648)
Net cash provided by (used in) financing activities	(115,078)	2,308	(254,473)	263,785

Effect of exchange rate changes on cash and cash equivalents from
continuing operations	(6,350)	(1,940)	(1,519)	8,507
Effect of exchange rate changes on cash and cash equivalents from
discontinued operations	-	-	-	-
Net change in cash and cash equivalents from continuing operations	(48,095)	237,385	(302,052)	427,398
Net change in cash and cash equivalents from discontinued operations	-	-	-	-
Cash and cash equivalents, beginning of period	167,228	296,110	421,185	106,097
Cash and cash equivalents, end of period	$119,133	$533,495	$119,133	$533,495

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Exhibit A - Third Quarter Sales

Henry Schein, Inc.
2021 Third Quarter
Sales Summary
(in thousands)
(unaudited)
Q3 2021 over Q3 2020

Global	Q3 2021	Q3 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth
Dental Merchandise	$1,417,742	$1,300,379	9.0%	1.4%	7.6%	4.7%	2.9%
Dental Equipment	405,152	349,474	15.9%	1.3%	14.6%	0.7%	13.9%
Total Dental	1,822,894	1,649,853	10.5%	1.4%	9.1%	3.9%	5.2%

Medical	1,186,812	1,027,146	15.5%	0.0%	15.5%	2.4%	13.1%
Total Health Care Distribution	3,009,706	2,676,999	12.4%	0.8%	11.6%	3.4%	8.2%

Technology and value-added services	168,609	138,355	21.9%	0.9%	21.0%	14.7%	6.3%
Total excluding Corporate TSA Revenue	3,178,315	2,815,354	12.9%	0.9%	12.0%	3.9%	8.1%
Corporate TSA revenues (1)	-	24,792	n/a	n/a	n/a	n/a	n/a
Total Global	$3,178,315	$2,840,146	11.9%	0.8%	11.1%	3.9%	7.2%
North America	Q3 2021	Q3 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$878,286	$791,107	11.0%	0.4%	10.6%	6.7%	3.9%
Dental Equipment	236,345	217,729	8.6%	0.8%	7.8%	0.0%	7.8%
Total Dental	1,114,631	1,008,836	10.5%	0.5%	10.0%	5.3%	4.7%

Medical	1,163,799	1,002,741	16.1%	0.0%	16.1%	2.5%	13.6%
Total Health Care Distribution	2,278,430	2,011,577	13.3%	0.3%	13.0%	3.9%	9.1%

Technology and value-added services	147,644	120,949	22.1%	0.2%	21.9%	16.9%	5.0%
Total excluding Corporate TSA Revenue	2,426,074	2,132,526	13.8%	0.3%	13.5%	4.6%	8.9%

Corporate TSA revenues (1)	-	-	n/a	n/a	n/a	n/a	n/a
Total North America	$2,426,074	$2,132,526	13.8%	0.3%	13.5%	4.6%	8.9%

International	Q3 2021	Q3 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$539,456	$509,272	5.9%	2.8%	3.1%	1.8%	1.3%
Dental Equipment	168,807	131,745	28.1%	2.2%	25.9%	2.0%	23.9%
Total Dental	708,263	641,017	10.5%	2.7%	7.8%	1.9%	5.9%

Medical	23,013	24,405	-5.7%	1.8%	-7.5%	0.0%	-7.5%
Total Health Care Distribution	731,276	665,422	9.9%	2.7%	7.2%	1.7%	5.5%

Technology and value-added services	20,965	17,406	20.4%	5.1%	15.3%	0.0%	15.3%
Total excluding Corporate TSA Revenue	752,241	682,828	10.2%	2.8%	7.4%	1.7%	5.7%

Corporate TSA revenues (1)	-	24,792	n/a	n/a	n/a	n/a	n/a
Total International	$752,241	$707,620	6.3%	2.6%	3.7%	1.7%	2.0%

(1)  Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which ended in December 2020.

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Exhibit A - Year-to-Date Sales

Henry Schein, Inc.
2021 Third Quarter Year-to-Date
Sales Summary
(in thousands)
(unaudited)

Q3 2021 Year-to-Date over Q3 2020 Year-to-Date

Global	Q3 2021	Q3 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$4,344,933	$3,194,015	36.0%	3.6%	32.4%	5.9%	26.5%
Dental Equipment	1,177,233	872,206	35.0%	4.5%	30.5%	0.7%	29.8%
Total Dental	5,522,166	4,066,221	35.8%	3.8%	32.0%	4.8%	27.2%

Medical	3,084,677	2,445,644	26.1%	0.2%	25.9%	2.2%	23.7%
Total Health Care Distribution	8,606,843	6,511,865	32.2%	2.5%	29.7%	3.8%	25.9%

Technology and value-added services	463,656	375,547	23.5%	1.6%	21.9%	9.0%	12.9%
Total excluding Corporate TSA Revenue	9,070,499	6,887,412	31.7%	2.4%	29.3%	4.1%	25.2%

Corporate TSA revenues (1)	-	66,004	n/a	n/a	n/a	n/a	n/a
Total Global	$9,070,499	$6,953,416	30.4%	2.3%	28.1%	4.1%	24.0%
North America	Q3 2021	Q3 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$2,612,142	$1,894,097	37.9%	0.8%	37.1%	8.6%	28.5%
Dental Equipment	674,879	519,057	30.0%	1.4%	28.6%	0.0%	28.6%
Total Dental	3,287,021	2,413,154	36.2%	0.9%	35.3%	6.8%	28.5%

Medical	3,006,699	2,377,357	26.5%	0.0%	26.5%	2.3%	24.2%
Total Health Care Distribution	6,293,720	4,790,511	31.4%	0.5%	30.9%	4.5%	26.4%

Technology and value-added services	399,478	327,374	22.0%	0.2%	21.8%	10.0%	11.8%
Total excluding Corporate TSA Revenue	6,693,198	5,117,885	30.8%	0.5%	30.3%	4.9%	25.4%

Corporate TSA revenues (1)	-	-	n/a	n/a	n/a	n/a	n/a

Total North America	$6,693,198	$5,117,885	30.8%	0.5%	30.3%	4.9%	25.4%

International	Q3 2021	Q3 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$1,732,791	$1,299,918	33.3%	7.7%	25.6%	1.9%	23.7%
Dental Equipment	502,354	353,149	42.2%	8.9%	33.3%	1.8%	31.5%
Total Dental	2,235,145	1,653,067	35.2%	7.9%	27.3%	2.0%	25.3%

Medical	77,978	68,287	14.2%	7.8%	6.4%	0.0%	6.4%
Total Health Care Distribution	2,313,123	1,721,354	34.4%	8.0%	26.4%	1.8%	24.6%

Technology and value-added services	64,178	48,173	33.2%	10.1%	23.1%	3.3%	19.8%
Total excluding Corporate TSA Revenue	2,377,301	1,769,527	34.3%	8.0%	26.3%	1.8%	24.5%

Corporate TSA revenues (1)	-	66,004	n/a	n/a	n/a	n/a	n/a
Total International	$2,377,301	$1,835,531	29.5%	7.7%	21.8%	1.8%	20.0%

(1)  Corporate TSA revenues represents sales of certain animal health products to Covetrus under the transition services agreement entered into in connection with the Animal Health Spin-off, which ended in December 2020.

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Exhibit B

Henry Schein, Inc.
2021 Third Quarter and Year-to-Date
Reconciliation of reported GAAP net income from continuing operations and diluted EPS from continuing operations attributable to Henry Schein, Inc.
to non-GAAP net income from continuing operations and
diluted EPS from continuing operations attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)
	Third Quarter			Year-to-Date
			%			%
	2021	2020	Growth	2021	2020	Growth
Net income from continuing operations attributable to Henry Schein, Inc.	$162,286	$141,726	14.5%	$483,999	$260,887	85.5%
Diluted EPS from continuing operations attributable to Henry Schein, Inc.	$1.15	$0.99	16.2%	$3.40	$1.82	86.8%

Non-GAAP Adjustments
Restructuring costs (credits) -Pre-tax (1)	$(175)	$6,992		$3,360	$27,713
Income tax expense (benefit) for restructuring costs (1)	44	(1,748)		(840)	(6,928)
Settlement and litigation costs - Pre-tax (2)	-	-		14,253	-
Income tax benefit for settlement and litigation costs (2)	-	-		(3,548)	-
Gain on sale of equity investment (3)	(7,318)	-		(7,318)	-
Total non-GAAP adjustments to net income from continuing operations	$(7,449)	$5,244		$5,907	$20,785

Non-GAAP adjustments to diluted EPS from continuing operations	(0.05)	0.04		0.04	0.15

Non-GAAP net income from continuing operations attributable to Henry Schein, Inc.	$154,837	$146,970	5.4%	$489,906	$281,672	73.9%
Non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc.	$1.10	$1.03	6.8%	$3.45	$1.97	75.1%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)    Represents Q3 2021 restructuring credits of $175, net of $44 tax expense, resulting in an after-tax effect of $131, and YTD 2021 restructuring costs of $3,360, net of $840 tax benefit, resulting in an after-tax effect of $2,520.  Represents Q3 2020 restructuring costs of $6,992, net of $1,748 tax benefit, resulting in an after-tax effect of $5,244, and YTD 2020 restructuring costs of $27,713, net of $6,928 tax benefit, resulting in an after-tax effect of $20,785.

(2)    Represents a YTD 2021 pre-tax charge of $15,750, net of $1,497 of noncontrolling interests, related to settlement and litigation costs, net of a tax benefit of $3,548, resulting in a net after-tax charge of $10,705.

(3)    In the third quarter of 2021 we received contingent proceeds of $9.8 million from the 2019 sale of Hu-Friedy resulting in the recognition of an additional after-tax gain of $7.3 million.

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